EXHIBIT 10.2


                                                                  EXECUTION COPY

                                LICENSE AGREEMENT

         This License Agreement (the "Agreement") is entered into as of September ___, 2004 (the "Effective Date") by and between NEOS Liquidating, LLC, a California limited liability company ("Trust") and International Card Establishment, Inc., a Delaware corporation ("ICE").


         A. NEOS has developed and markets software that provides gift loyalty and stored value applications ("Software" which for purposes of this Agreement includes both object and source code forms).

         B. Pursuant to that certain Agreement and Plan of Merger between NEOS Merchant Solutions, Inc. ("NEOS"), ICE and ICE SUB INC., a Nevada corporation and wholly-owned subsidiary of ICE ("Merger Agreement") to which this Agreement is attached as its EXHIBIT F, NEOS is merging into ICE SUB and accordingly ICE SUB succeeds to all right, title and interest in and to the Software.

         B. ICE is engaged in the business of providing products and services to the ICE Exclusive Field (as defined below).

         C. Trust and ICE desire that Trust obtain a license to the Software for use, marketing, licensing and distribution in fields other than the ICE Exclusive Field, on the terms and conditions set forth in this Agreement.

         The parties agree as follows:

1. DEFINITIONS.

     1.1 BUNDLED PRODUCT means a product containing the object code version of the Software or a Derivative thereof that is packaged and marketed, whether by Trust or any Distributor, with Trust's, Distributor's and/or any third party's software or hardware products as a single commercial product.

     1.2 CONFIDENTIAL INFORMATION means any and all technical and non-technical information owned by or licensed to a party and disclosed or supplied in confidence to the other party. Confidential Information shall also include trade secrets, proprietary information, business information, algorithms, architectures, designs, devices, and techniques related to the past, current, future, or proposed products, services, business activities or business plans of a party and includes, without limitation, a party's information concerning research and development, engineering, financial information, purchasing, procurement requirements, customer and supplier lists, business forecasts, sales and merchandising, marketing plans and information, and the terms and conditions of this Agreement.

     1.3 DERIVATIVE means any improvement, alteration, enhancement, new version, translation, adaptation, correction, or other modification to or derivative work of the Software or Documentation, whether made by or for Trust pursuant to the license granted herein ("Trust Derivatives") or made by or for ICE ("ICE Derivatives").

     1.4 DISTRIBUTOR means a third party authorized by Trust to market, sell and distribute the Software (whether as a Stand-Alone Product or as a Bundled Product), including without limitation OEMs, VARs, and third party software and/or hardware manufacturers who will include the Software with such third party's hardware or software products.

     1.5 DOCUMENTATION means all technical documentation, specifications, user manuals, reference manuals, installation and training manuals, and other materials that describe the operation, use or functionality of the Software.

     1.6 END USER means any third party individual, business, or other entity which obtains the Software for personal or internal business use and not for resale or redistribution.

     1.7 ICE EXCLUSIVE FIELD means the use of magnetic strip cards and smart chips for any gift, loyalty or stored value applications utilized now or in the future in the business of ICE.

     1.8 STAND-ALONE PRODUCT means a product consisting of the object code version of the Software or a Derivative thereof that is packaged and marketed, whether by Trust or any Distributor, as a commercial product.

     1.9 TRUST EXCLUSIVE FIELD means all fields and uses, and for all purposes, whether now known or contemplated or hereafter developed, of any kind outside the ICE Exclusive Field, provided that such use or application is not competitive with the business of ICE.

     1.10 UPDATES shall mean any and all updates, upgrades, modifications or enhancements to the Software or ICE Derivatives, generally made available by ICE to its licensees, whether such upgrades, modifications or enhancements are made available without fee or with a fee, in ICE's sole discretion.

2. LICENSES AND RESTRICTIONS.

     2.1 LICENSE GRANTS FOR SOFTWARE. ICE hereby grants to Trust a worldwide, exclusive (as further described in Section 2.3 below), perpetual, irrevocable license (i) to use, reproduce, modify and create Derivatives of the Software for the purposes of creating Stand-Alone Products and Bundled Products, for internal testing and for providing maintenance to and support of Distributors and End Users of the Software; and (ii) directly, and indirectly through Distributors, to reproduce, market, promote, resell, license and distribute the Software (in object code form) to End Users whether as a Stand-Alone Product or as a Bundled Product in Trust Exclusive Field. The foregoing license includes the rights to display and perform (publicly or otherwise), and distribute the Software in the course of such permitted use, marketing, distribution, and resale. In addition, Trust may permit its contractors to exercise any of these rights in the course of providing services to Trust.

     2.2 LICENSE GRANT FOR DOCUMENTATION. ICE hereby grants to Trust a non-transferable, exclusive, perpetual, irrevocable license to (i) create Derivatives of the Documentation for the purpose of using as, or incorporating into, documentation for Stand-Alone Products and Bundled Products, and (ii) copy and distribute the Documentation, and Derivatives thereof, as documentation for the Software as a Stand-Alone Product or as part of a Bundled Product.

     2.3 EXCLUSIVE LICENSE. The parties agree that the licenses granted to Trust in this Section 2 are exclusives license within the Trust Exclusive Field, so that ICE may not itself, nor may it license or otherwise permit any third party in any manner to, market, distribute, sell, license, sublicense or otherwise use the Software or Documentation, or any Derivatives of either, within the Trust Exclusive Field.

     2.4 SUBLICENSES.

          2.4.1 APPOINTMENT OF DISTRIBUTORS. Trust may appoint Distributors and grant sublicenses to such Distributors permitting them to exercise the rights granted under Sections 2.2 and 2.3. Such Distributors shall agree in writing to be subject to terms and conditions substantially as protective of ICE's rights as Sections 2.1, 2.2., 2.4 and 5 of this Agreement.

          2.4.2 END USER LICENSE AGREEMENTS. Trust shall distribute, and shall require each Distributor to distribute, each Bundled Product with an end user license agreement with terms no less restrictive or protective of ICE's rights than the applicable terms of this Agreement. For clarification, Trust may in its sole discretion grant exclusive sublicenses to certain Distributors and/or certain End Users, with respect to all or portions of the Trust Exclusive Field but in any event not including the ICE Exclusive Field.

     2.5 UPDATES. ICE shall make Updates available to Trust, as and when ICE makes such Updates to the Software generally available to its licensees. Trust agrees that from and after the date Trust accepts any Update, such Update shall be subject to the terms set forth in this Agreement.

3. ROYALTY PAYMENT AND RELATED TERMS.

     3.1 PER UNIT ROYALTY; FULLY PAID-UP LICENSE. Subject to the terms and conditions of this Agreement, Trust agrees to pay to ICE on a quarterly basis a per unit royalty for each Stand-Alone Product and each Bundled Product licensed by Trust to End Users or Distributors in the applicable calendar quarter, calculated as set forth in EXHIBIT B. Trust shall pay to ICE the applicable royalties within thirty (30) days of the end of the quarter during the term of this Agreement. Royalties shall be deemed earned when a Stand-Alone Product or Bundled Product is shipped to an End User whether by Trust or a Distributor. Trust shall be entitled to deduct from any royalty payment, royalties previously paid by Trust to ICE for Bundled Products which are returned or destroyed and for which Trust provides a refund. All payments under this Agreement shall be made in U.S. Dollars.

     3.2 EXCLUSIONS. Notwithstanding Section 3.1, no royalties shall be paid on units of the Software, whether as Stand-Alone Products or as Bundled Products, provided at no charge to Distributors or End Users that are (i) demonstration versions, (ii) replacements for destroyed, damaged or defective copies; (iii) copies provided on an evaluation basis for a period of no longer than sixty (60) days; (iv) major or minor updates or upgrades to a previously purchased copy of the Software; and (v) copies provided to affiliates of Trust and other entities with which Trust has marketing relationships, or to entities with which Trust has direct or indirect distributor relationships, so long as such copies are provided at no charge and are provided and used only for marketing and promotional purposes or for purposes of testing compatibility with other software and hardware.

     3.3 REPORTS. Along with each payment, Trust shall provide to ICE a written summary of Trust's distribution of the Software to End Users and Distributors during such calendar quarter.

     3.4 TAXES. Should Trust be required by the laws or regulations of a foreign government to deduct or withhold any income taxes payable by ICE from any royalties or other payments due to ICE, Trust shall be entitled to withhold and pay such taxes on ICE's behalf from the royalties or payments due to ICE hereunder. In the event that Trust deducts or withholds any such taxes from Trust payments to ICE, Trust shall furnish ICE with a tax certificate as evidence of such tax payments on ICE's behalf, in order to support ICE's claim for any United States income tax credits with respect to any such taxes so withheld and paid to a government by Trust on ICE's behalf.

     4. OWNERSHIP OF THE SOFTWARE AND DERIVATIVES. Trust acknowledges that, subject to the licenses and rights granted herein, ICE and its suppliers are the owners, pursuant to the Merger Agreement, of all rights, title, and interest, including, but not limited to, intellectual property rights in and to or arising out of the Software, Documentation and any ICE Derivatives of the Software and Documentation as well as ICE Confidential Information. ICE acknowledges that Trust is and will remain the owner of all rights, title, and interest, including, but not limited to, intellectual property rights in and to or arising out of the any and all Trust Derivatives to the Software and Documentation, as well as Trust Confidential Information.

5. CONFIDENTIAL INFORMATION.

     5.1 NONDISCLOSURE OBLIGATIONS. Except as expressly provided in this Agreement, each party ("Receiving Party") agrees that it will not make use of, disseminate, or in any way disclose any Confidential Information of the other party ("Disclosing Party") to any person, firm or business, except to authorized employees, accountants or counsel having a need to know such Confidential Information. The Receiving Party agrees that it shall treat all Confidential Information with the same degree of care as it accords to its own Confidential Information and represents that it exercises reasonable care to protect its own Confidential Information. The Receiving Party agrees that it shall disclose Confidential Information only to those of its employees, contractors, agents, accountants and attorneys who need to know such information and certifies that such persons and entities have previously agreed to be, or otherwise are, bound by confidential terms no less restrictive than this Section. The Receiving Party will promptly give notice to the Disclosing Party of any unauthorized use or disclosure of Confidential Information of the Disclosing Party of which the Receiving Party becomes aware and agrees to assist the Disclosing Party in remedying any such unauthorized use or disclosure of Confidential Information.

     5.2 EXCLUSIONS FROM NONDISCLOSURE OBLIGATIONS. The Receiving Party's obligations under Section 5.1 ("Nondisclosure Obligations") with respect to any portion of Confidential Information shall no apply with respect to information that: (i) was in the public domain, through no fault of the Receiving Party, at or subsequent to the time such information was communicated to the Receiving Party by the Disclosing Party; (ii) is independently developed by the Receiving Party; (iii) Receiving Party already rightfully possesses at the time of the disclosure by Disclosing Party or rightfully receives from a third party; or
(iv) the Disclosing Party has provided to any third party without similar restrictions. A disclosure of Confidential Information (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes.

     5.3 DURATION OF OBLIGATIONS. Receiving Party's obligations under this Section with respect to any particular item of Confidential Information received hereunder shall extend for five (5) years from the date of receipt of such item and shall survive any termination or expiration of this Agreement.

     6. SUPPORT. Trust shall be responsible for providing End Users and Distributors with first and second tier support and training for Stand-Alone Products and Bundled Products. Trust may request ICE to provide support, training, and related assistance to Trust from time to time. ICE shall use commercially reasonable efforts to provide such support, training, and assistance to Trust for fees as mutually agreed.

7. TERM AND TERMINATION.

     7.1 TERM. This Agreement shall commence on the Effective Date and continue in effect in perpetuity.

     7.2 CERTAIN REMEDIES. For any material breach by Trust of this Agreement, it is agreed that ICE shall not be entitled to rescind, revoke or terminate any of the rights or licenses granted to Trust pursuant to this Agreement, or to enjoin, restrain, or otherwise impair Trust's use of the Software or Documentation in any way. However, ICE shall be entitled to seek monetary damages for any such breach, if available.

8.       GENERAL PROVISIONS.

     8.1 GOVERNING LAW. This Agreement will be governed by the laws of the State of California without reference to its conflict of laws principles. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

     8.2 RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between the parties. Except as expressly set forth herein, no party is by virtue of this Agreement authorized as an agent, employee, or legal representative of the other party, and the relationship of the parties is, and at all times shall continue to be, that of independent contractors.

     8.3 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     8.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

     8.5 ASSIGNMENT. Neither party may assign or transfer this Agreement without the other party's prior written consent, except that either party may assign and transfer this Agreement as part of a sale or transfer of all or substantially all of its assets or more than fifty percent (50%) of the party's voting stock, to any third party, whether as part of a merger, acquisition, reorganization, or otherwise. Any attempt to assign or transfer this Agreement without required consent will be void. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

     8.6 HEADINGS. The paragraph headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such paragraph or in any way affect this Agreement.

     8.7 NOTICE. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by personal delivery, or by national overnight courier (with confirmation of receipt), or by registered or certified airmail, postage prepaid, or by facsimile (with confirmation of receipt), to the respective addresses set forth below unless subsequently changed by written notice to the other party given in accordance with this Section 9.7 ("Notice"). Notice shall be deemed delivered upon the earlier of (i) when received, (ii) three (3) days after deposit into the mail, or (iii) the date notice is sent via facsimile.

             To ICE:


                                  Fax #:________________________________________

                                  Phone #:______________________________________

                                  Attn:_________________________________________

             To Trust:

                                  Fax #:________________________________________

                                  Phone #:______________________________________

                                  Attn:_________________________________________

     8.8 WAIVER. No failure or delay on the part of either party to require performance by the other party of any provision hereof shall affect the full right to require such performance at any time thereafter; nor shall the waiver by a party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     8.9 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified except by a subsequently dated written amendment signed on behalf of Trust and ICE and by their duly authorized representatives.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


ICE:                                   Trust:


By:_________________________________   By:_________________________________

Title:______________________________   Title:______________________________

Date:_______________________________   Date:_______________________________

                                    EXHIBIT A


            END USER LICENSE AGREEMENT - MINIMUM TERMS AND CONDITIONS

Each End User license agreement shall, at a minimum, include the following minimum terms and conditions to protect the Software.

         1. The End User is granted a license to use the Software for the End User's personal or internal business use on one computer at a time. The End User shall not have the right to modify, make derivative works of, or lease, rent, sell or otherwise distribute the Software.

         2. All right, title and interest in and to the Software and all intellectual property rights in the Software shall belong to Trust or its licensors, as applicable. The End User shall have no rights with respect to the Software except as granted in the End User license agreement. The End User may not assign the End User license agreement or the licenses granted in the End User license agreement without Trust's prior written consent except in the case of sale or transfer of all or substantially all of End User's assets, or of greater than 50% of the End User's voting stock, or at an affiliate of End User, so long as such assignee agrees to be bound by the end user license agreement.

         3. The End User may not reverse engineer, decompile, disassemble or otherwise discover the source code for the Software.

         4. TRUST AND ITS LICENSORS DISCLAIM ANY AND ALL WARRANTIES WITH RESPECT TO THE SOFTWARE, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

         5. IN NO EVENT SHALL TRUST OR ITS LICENSORS BE RESPONSIBLE OR LIABLE FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA OR LOST PROFITS) WHICH MAY ARISE OUT OF OR IN CONNECTION WITH THIS END USER LICENSE AGREEMENT WHETHER IN CONTRACT, TORT OR ANOTHER LEGAL THEORY EVEN IF TRUST OR ITS LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                    EXHIBIT B

                                    ROYALTIES

BASIC ROYALTY FORMULA

Royalty =  15% x Attributable Amount


ATTRIBUTABLE AMOUNT

A. Software sold as a Stand-Alone Product

The "Attributable Amount" for the Software when it is sold as a Stand-Alone Product shall be the amounts received by Trust from the End-Users and Distributors for units of the Software as a Stand-Alone Product, excluding freight charges, insurance and other costs of shipping and handling, taxes, duties and the like.

B. Software sold as part of a Bundled Product

The Attributable Amount for units of the Software sold as part of a Bundled Product shall be the portion of the amounts received by Trust from the End-Users and Distributors (excluding freight charges, insurance and other costs of shipping and handling, taxes, duties and the like) for the Bundled Product, that represents either (i) the average price of the Software when sold as a Stand-Alone Product, or (ii) if the Software is not sold separately as a Stand-Alone Product, then the part of such sale reasonably allocable to the Software. In making such allocation, primary consideration will be given to (a) the value of the other parts of the Bundled Product if sold separately, and (b) the added value provided by the Software as compared to the value of the Bundled Product if sold without it.